TWIN RIVER WORLDWIDE HOLDINGS, INC. ANNOUNCES
FILING OF REGISTRATION STATEMENT FOR POSSIBLE SECONDARY OFFERING BY SELLING SHAREHOLDERS

Lincoln, Rhode Island – June 14, 2019 - Twin River Worldwide Holdings, Inc. (NYSE: TRWH) announced today that it had filed a registration statement with the Securities and Exchange Commission relating to a possible underwritten secondary offering of its common stock by Twin River shareholders. Twin River is not offering any shares of its common stock in the offering and will not receive any proceeds from the offering if completed. The number of shares to be offered and the selling stockholders have not been finalized at this time but will include shares held by selling stockholders, if any, included in an amendment to the registration statement expected to be filed next week. Twin River may purchase a portion of the offered shares.

Stifel, Cowen and BTIG are acting as joint book-running managers for the offering.

The registration statement relating to the offering has been filed with the SEC but has not yet become effective. The shares of Twin River common stock included in the offering may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective. The offering may be made only by means of a prospectus. Before you invest, you should read the registration statement and the documents incorporated by reference thereto as well as the prospectus related to the offering. You may obtain these documents for free by visiting the SEC’s website at www.sec.gov. A copy of the preliminary prospectus, when available, relating to the offering may also be obtained from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, CA 94104, by telephone at (415) 364-2720 or by email at syndprospectus@stifel.com and Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attn: Prospectus Department, by telephone at 592-5973 or by email at PostSaleManualRequests@broadridge.com. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed. This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Twin River

Twin River Worldwide Holdings, Inc., or TRWH, owns and manages four casinos; two casinos in Rhode Island, one in Mississippi, and one in Delaware, as well as a Colorado horse race track that has 13 authorized OTB licenses. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Dover Downs Hotel & Casino (Dover, DE) and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 1,000 slots and 32 table games facilities to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol “TRWH.”

Forward Looking Statements

The statements in this press release that are not historical facts are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause the stated or expected results to be materially different from those anticipated. These risk and uncertainties include, among others, risks and uncertainties related to market conditions, the terms and size of the offering and whether it is completed. For further discussion of factors that could materially affect the outcome of forward-looking statements and other risks and uncertainties, see “Risk Factors” in Twin River’s Annual Report on Form 10‐K for the fiscal year ended December 31, 2018. Unless required by law, Twin River expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in its views or expectations, to conform them to actual results or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

Investor Contact

Stephen H. Capp
Executive Vice President and Chief Financial Officer
401-475-8474
InvestorRelations@twinriver.com

Media Contacts

Patti Doyle
(401) 374-2553
Patti.doyle@gmail.com